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                                                                      Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Board of Directors of
Gen-Net Lease Income Trust, Inc.


We hereby consent to the inclusion in the Registration Statement under the Securities Act of 1933 and Investment Company Act of 1940 on Form S-11 of our report dated January 10, 2002, on our audit of the financial statements of Gen-Net Lease Income Trust, Inc., as of December 31, 2001, which are included in the Registration Statement. We further consent to the reference to our firm under the caption "Experts" in both the Prospectus and Part II of the Registration Statement.



                                        /s/ Zwick & Steinberger, P.L.L.C.
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                                        Zwick & Steinberger, P.L.L.C.






Southfield, Michigan
September 26, 2002